UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2015

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address , if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

A letter to be sent to the stockholders of Resource Real Estate Opportunity REIT, Inc. (the “Company”) regarding its estimated value per share and other information is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 of Form 8-K and the attached Exhibit 99.2 are furnished to the Securities and Exchange Commission (“SEC”), and shall not be deemed to be “filed” with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On June 4, 2015, the Company’s board of directors approved an estimated value per share of the Company’s common stock of $10.59 based on the estimated market value of the Company’s portfolio of investments as of March 31, 2015. There have been no material changes between March 31, 2015 and the date of this filing that would impact the overall estimated value per share. The Company is providing this estimated value per share to assist broker-dealers that participated in the Company’s public offerings in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340 as required by the Financial Industry Regulatory Authority (“FINRA”). This valuation was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association (“IPA”) in April 2013 (the “IPA Valuation Guidelines”).

The Company’s conflicts committee, composed solely of all of the Company’s independent directors, is responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the Company’s estimated value per share, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals. With the approval of the conflicts committee, the Company engaged Duff & Phelps, LLC (“Duff & Phelps”) to provide a calculation of the range in estimated value per share of the Company’s common stock as of March 31, 2015. Duff & Phelps held discussions with senior management of the Company’s advisor, Resource Real Estate Opportunity Advisor, LLC (the “Advisor”), and conducted appraisals, investigations, research, review and analysis as it deemed necessary. Duff & Phelps based this range in estimated value per share upon its estimates of the “as is” market values of the Company’s interests in 36 multifamily properties and four debt and preferred equity investments. Duff & Phelps made adjustments to the aggregate estimated values of the Company’s investments to reflect balance sheet assets and liabilities provided by the Company’s management, which are disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, before calculating a range of estimated values based on the number of outstanding shares of the Company’s common stock as of March 31, 2015. The valuation report Duff & Phelps prepared (the “Valuation Report”) summarized the key inputs and assumptions involved in the appraisal of each of the Company’s investments. Duff & Phelps’s valuation was designed to follow the prescribed methodologies of the IPA Valuation Guidelines. The methodologies and assumptions used to determine the estimated value of the Company’s investments are described further below.

Upon the conflicts committee’s receipt and review of the Valuation Report and in light of other factors considered by the Company’s conflicts committee and the conflicts committee’s own extensive knowledge of the Company’s assets and liabilities, the conflicts committee concluded that the range in estimated value per share of $10.03 to $11.20, with an approximate midpoint value of $10.59 per share, as indicated in the Valuation Report, was appropriate. Upon recommendation by the Adviser, the Conflicts Committee recommended to the Company’s board of directors that it adopt $10.59 as the estimated value per share of the Company’s common stock, which approximates the midpoint value. The Company’s board of directors unanimously agreed to accept the recommendation of the conflicts committee and approved $10.59 as the estimated value per share of the Company’s common stock, which determination is ultimately and solely the responsibility of the board of directors.

The following table summarizes the material components of the March 31, 2015 net asset value (in thousands, except per share amounts):

	Net Asset Value as of 3/31/15	Net Asset Value as of 3/31/15 (per share)
Investments	$1,040,066	$14.89
Cash	135,034	1.93
Other Assets	33,521	0.48
Mortgage Notes Payable and Credit Facilities	(451,869)	(6.47)
Other Liabilities	(16,756)	(0.24)

Net asset value	$739,996	$10.59

As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and these differences could be significant. In particular, due in part to (i) the high concentration of the Company’s total assets in real estate, and (ii) the number of shares of the Company’s common stock outstanding, even modest changes in key assumptions made in appraising the Company’s real estate properties could have a very significant impact on the estimated value of the Company’s shares. The estimated value per share is not audited and does not represent the fair value of the Company’s assets less the fair value of its liabilities according to U.S. generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of the Company’s assets and liabilities or the amount the Company’s shares of common stock would trade at on a national securities exchange. The estimated value per share does not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share also does not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of the Company’s debt obligations or the impact of restrictions on the assumption of debt.

Methodology

The Company’s goal in calculating an estimated value per share is to arrive at a value that is reasonable and supportable using what the Company deems to be appropriate valuation and appraisal methodologies and assumptions and a process that is in accordance with the IPA Valuation Guidelines. The following is a summary of the valuation and appraisal methodologies used to calculate the estimated value per share:

Real Estate

Independent Valuation Firm

Duff & Phelps was recommended by the Advisor, and approved by the conflicts committee. Duff & Phelps is engaged in the business of appraising commercial real estate properties and is not affiliated with the Company or the Advisor. None of the Company, the Advisor or their affiliates have engaged Duff & Phelps for any other services during the two years prior to the date of this filing. Duff & Phelps and its affiliates may from time to time in the future perform other commercial real estate, appraisal and valuation services for the Company and its affiliates in transactions related to the properties that are the subjects of the appraisals, so long as such other services do not adversely affect the independence of the applicable Duff & Phelps appraiser as certified in the applicable appraisal reports.

The compensation Duff & Phelps received for its appraisal of the Company’s real estate properties was based on the scope of work and was not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the Company, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the appraisal. The appraisal was performed in accordance with the Code of Ethics & Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. The Valuation Report was reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). The use of the Valuation Report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives. In preparing the Valuation Report, Duff & Phelps did not, and was not requested to, solicit third party indications of interest for the Company’s common stock in connection with possible purchases thereof or the acquisition of all or any part of the Company.

Duff & Phelps collected all reasonably available material information that it deemed relevant in estimating the market value of the Company’s real estate properties and other investments. In conducting its investigations and analyses, Duff & Phelps took into account customary and accepted financial and commercial procedures and considerations as it deemed relevant. Although Duff & Phelps reviewed information supplied or otherwise made available by the Company or the Advisor for reasonableness, each assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and did not independently verify any such information. Duff & Phelps relied on the Company or the Advisor to advise it promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.

In performing its analysis of the Company’s real estate properties and other investments, Duff & Phelps made numerous other assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and the Company’s control, as well as certain factual matters. For example, unless specifically informed to the contrary, Duff & Phelps assumed that the Company had clear and marketable title to each real estate property appraised, that no title defects existed, that no hazardous materials had been present or were present previously, that no deed restrictions existed, and that the properties were responsibly owned and managed by competent property management. Furthermore, Duff & Phelps’s analyses, opinions and conclusions were necessarily based upon market, economic, financial and other circumstances and conditions existing as of or prior to the date of the appraisals, and any material change in such circumstances and conditions may affect Duff & Phelps’s analyses and conclusions. The Valuation Report contains other assumptions, qualifications and limitations that qualify the analysis, opinions and conclusions set forth therein. Furthermore, the prices at which the Company’s real estate properties may actually be sold could differ from their appraised values.

The foregoing is a summary of the standard assumptions, qualifications and limitations that generally apply to the Valuation Report. The Valuation Report, including the analyses, opinions and conclusions set forth in such report, is qualified by the assumptions, qualifications and limitations set forth in the Valuation Report.

Real Estate Valuation

Duff & Phelps estimated the “as is” market value of each of the Company’s real estate properties owned as of March 31, 2015, using various methodologies, including the direct capitalization approach, discounted cash flow analyses and sales comparison approach, and relied primarily on the direct capitalization approach for the Company’s stabilized properties and discounted cash flow analyses for the Company’s unstabilized properties. The sales comparison approach was utilized as a secondary approach to value. The direct capitalization approach applies a current market capitalization rate to the properties’ net operating income. The capitalization rate was based on recent national overall capitalization rates, and the net operating income (NOI) was estimated based on Duff & Phelps’s expertise in appraising commercial real estate. The direct capitalization approach was utilized for 15 of the Company’s properties that have finished renovations and stabilized their operations and two properties that were purchased shortly before the valuation date and had not yet started their renovation programs. Discounted cash flow analyses focus on the operating cash flows expected from the properties and the anticipated proceeds of hypothetical sales at the end of assumed holding periods, which are then discounted to their present value. Discounted cash flow analyses were utilized for 19 of the Company’s properties that were recently acquired and either not yet stabilized or are currently undergoing renovations. Real estate is currently carried in the Company’s financial statements at its amortized cost basis. Duff & Phelps performed its appraisals as of March 31, 2015.

The following summarizes the range of overall capitalization rates used to arrive at the estimated market values of the Company’s 15 stabilized properties and two recently purchased properties:

	Range in Values	Weighted Average Basis
Overall Capitalization Rate	5.75% to 7.25%	6.62%

The following summarizes the range of terminal capitalization rates and discount rates used to arrive at the estimated market values of the Company’s 19 unstabilized properties:

	Range in Values	Weighted Average Basis
Terminal Capitalization Rate	5.75% to 8.00%	6.24%
Discount Rate	6.75% to 9.00%	7.40%

While the Company believes that Duff & Phelps’ assumptions and inputs are reasonable, a change in these assumptions and inputs would significantly impact the calculation of the appraised value of the Company’s real estate properties and other assets and, thus, its estimated value per share. As of March 31, 2015, the majority of our real estate assets have non-stabilized occupancies. Appraisals may provide a sense of the value of the investment, but any appraisal of the property will be based on numerous estimates, judgments and assumptions that significantly affect the appraised value of the underlying property. An appraisal of a non-stabilized property, in particular, involves a high degree of subjectivity due to higher vacancy levels and uncertainties with respect to future market rental rates and timing of lease-up and stabilization. Accordingly, different assumptions may materially change the appraised value of the property.

The table below illustrates the impact on the estimated value per share if the overall capitalization rates, terminal capitalization rates or discount rates were adjusted by 25 basis points, and assuming all other factors remain unchanged, with respect to the real estate properties referenced in the table above. Additionally, the table below illustrates the impact on the estimated value per share if the overall capitalization rates, terminal capitalization rates or discount rates were adjusted by 5% in accordance with the IPA Valuation Guidelines, assuming all other factors remain unchanged. The table is only hypothetical to illustrate possible results if only one change in assumptions was made, with all other factors held constant. Further, each of these assumptions could change by more than 25 basis points or 5%.

	Change in Estimated Value per Share
	Increase of 25 Basis Points	Decrease of 25 Basis Points	Increase of 5%	Decrease of 5%
Overall Capitalization Rate	$10.38	$10.82	$10.32	$10.88
Terminal Capitalization Rate	$10.25	$10.97	$10.16	$11.07
Discount Rate	$10.54	$10.65	$10.52	$10.68

Debt and Preferred Equity Investments

Duff & Phelps estimated the market value of the Company’s debt and preferred equity investments, which totaled approximately $9.2 million, or less than 1% of the Company’s assets, by making mark-to-market adjustments to the outstanding balances owed to the Company under these investments as of March 31, 2015. For one insignificant mortgage loan under which the Company is the lender, Duff & Phelps made an assumption as to the outstanding balance based on a representation from the Company’s management as to a verbal offer to repay such loan made by the borrower.

Other Assets and Liabilities

Duff & Phelps made adjustments to the aggregate estimated values of the Company’s investments to reflect balance sheet assets and liabilities provided by the Company’s management, which are disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015.

Limitations of Estimated Value Per Share

As mentioned above, the Company is providing this estimated value per share to assist broker dealers that participated in the Company’s public offering in meeting their customer account statement reporting obligations. This valuation was performed in accordance with the provisions of the IPA Valuation Guidelines. The estimated value per share set forth above will first appear on the June 30, 2015 customer account statements that will be mailed on July 10, 2015. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and this difference could be significant. The estimated value per share is not audited and does not represent the fair value of the Company’s assets or liabilities according to GAAP.

Accordingly, with respect to the estimated value per share, the Company can give no assurance that:

•	a stockholder would be able to resell his or her shares at the estimated value per share;

•	a stockholder would ultimately realize distributions per share equal to the Company’s estimated value per share upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;

•	the Company’s shares of common stock would trade at the estimated value per share on a national securities exchange;

•	a third party would offer the estimated value per share in an arm’s-length transaction to purchase all or substantially all of the Company’s shares of common stock;

•	another independent third-party appraiser or third-party valuation firm would agree with the Company’s estimated value per share; or

•	the methodology used to calculate the Company’s estimated value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements.

Further, the estimated value per share as of March 31, 2015 is based on the estimated value of the Company’s investments as of March 31, 2015. The Company did not make any adjustments to the valuation for the impact of other transactions occurring subsequent to March 31, 2015, including, but not limited to, (i) the issuance of common stock under the distribution reinvestment plan, (ii) net operating income earned and distributions declared, (iii) the redemption of shares and (iv) the potential conversion of convertible stock into common stock. The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the Company’s portfolio and the management of those assets and in response to the real estate and finance markets. Because of, among other factors, the Company’s high concentration of the Company’s total assets in real estate and the number of shares of the Company’s common stock outstanding, any change in the value of individual assets in the portfolio, particularly changes affecting the Company’s real estate properties, could have a very significant impact on the value of the Company’s shares. The estimated value per share does not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share also does not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of the Company’s debt obligations or the impact of restrictions on the assumption of debt.

Distribution Reinvestment Plan

In accordance with its distribution reinvestment plan, after completion of the Company’s offering stage (which will be deemed to occur on June 13, 2015), participants in the distribution reinvestment plan will acquire shares of common stock under the plan at a price equal to the estimated value per share of the Company’s common stock. Commencing on the next distribution reinvestment plan purchase date, which is on June 30, 2015, participants will acquire shares of the Company’s common stock under the plan at a price equal to $10.59 per share.

As provided under the distribution reinvestment plan, for a participant to terminate participation effective for a particular distribution, the Company must have received notice of termination from the participant at least ten business days prior to the last day of the month to which the distribution relates. If a participant wishes to terminate participation in the distribution reinvestment plan effective for the June 30, 2015 purchase date, participants must notify the Company in writing of such decision, and the Company must receive the notice by the close of business on June 16, 2015, which is ten business days prior to the last day of June 2015, as provided under the distribution reinvestment plan.

Notice of termination should be sent by facsimile to 877-894-1124 or by mail to c/o Resource Real Estate Opportunity REIT, Inc., P.O. Box 219169, Kansas City, Missouri 64121.

Share Redemption Program

At such time as the Company announces an estimated value per share of its common stock, the redemption price for shares eligible for redemption will be the greater of (a) 100% of the average issue price per share for all of the stockholder’s shares (as adjusted for any stock distributions, stock combinations, splits, recapitalizations and the like) or (b) 100% of the estimated value per share.

On June 4, 2015, the Company’s board of directors approved an estimated value per share of the Company’s common stock of $10.59. As a result, the price at which shares will now be redeemed under the share redemption program is $10.59. For a stockholder’s shares to be eligible for redemption in June 2015 or to withdraw a redemption request, the Company must receive a written notice from the stockholder or from an authorized representative of the stockholder in good order and on a form approved by the Company by June 26, 2015.

The complete share redemption program plan document is filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2011 and is available at the SEC’s website at http://www.sec.gov.

Forward-Looking Statements

The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934,

as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. The appraisal methodology for the Company’s real estate properties assumes the properties realize the projected net operating income and that investors would be willing to invest in such properties at similar capitalization rates. Though the estimates of the fair market value of the real estate properties and the estimated value per share are Duff & Phelps’s best estimates, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the Company’s real estate properties and the estimated value per share. These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Ex.	Description

99.1	Consent of Duff & Phelps, LLC

99.2	Letter to Stockholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: June 9, 2015	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)